Execution Version

SERIES B PREFERRED STOCK PURCHASE AGREEMENT
THIS SERIES B PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of September 30, 2019, by and among CAPITAL ROYALTY PARTNERS II L.P., CAPITAL ROYALTY PARTNERS II—PARALLEL FUND “A” L.P., PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II L.P., CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “B” (CAYMAN) L.P., AND CAPITAL ROYALTY PARTNERS II (CAYMAN) L.P. (together, “CRG”), WCAS CAPITAL PARTNERS IV, L.P. (“WCAS”, and together with CRG, the “Purchasers”, with each of the purchasing entities, a “Purchaser”) and VALERITAS HOLDINGS, INC., a Delaware corporation (the “Company”).
WHEREAS, the Purchasers (or Affiliates thereof) and the Company have executed that certain non-binding term sheet, dated as of August 28, 2019 (as the same may be amended or supplemented, the “Term Sheet”), whereby the parties agree that each of CRG and WCAS shall exchange a portion of their currently outstanding debt in the amounts set forth on Schedule A hereto (the “Exchange”, with such converted amount, the “Exchange Amount”) for newly created shares of the Company’s Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred”) in the amounts set forth on Schedule A hereto (the “Series B Shares”);
WHEREAS, the Series B Preferred shall have the rights and preferences as set forth in that certain Certificate of Designation of the Company (the “Series B COD”), substantially in the form attached hereto as Exhibit A,
WHEREAS, in connection with the Exchange, the Company shall amend the rights and preferences of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred”), all of which issued and outstanding shares of Series A Preferred are held by the Purchasers, as set forth in that certain Amended and Restated Certificate of Designation of the Company (the “Amended and Restated Series A Certificate”) substantially in the form attached hereto as Exhibit B;
WHEREAS, the offering of the Series B Preferred in exchange for the outstanding debt is being made to “accredited investors,” as defined in Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) in a private placement under the Securities Act in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”); and
WHEREAS, prior to or contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering (i) an amendment to that certain Registration Rights Agreement dated as of February 14, 2017 by and among the parties hereto (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit C (the “Registration Rights Amendment”), pursuant to which, among other things, the Company agrees to provide certain registration rights with respect to the shares of the Company’s common stock, par value $0.001 (the “Common Stock”) issuable upon conversion of the Series B Shares in accordance with their terms (the “Underlying Shares” and together with the Series B Shares, the “Shares”)), and (ii) an Amendment No.2 to Second Amended and Restated Term Loan Agreement, attached hereto as Exhibit D (the “Second Loan Amendment”), which further modifies the terms of the Company’s outstanding debt to each Purchaser;
NOW THEREFORE, in consideration of the foregoing premises and the respective representations and warranties, covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.Purchase. The Purchasers hereby purchase the number of Series B Shares in consideration for the Exchange, equal to the Exchange Amount divided by $1.46, subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements contained herein.
2.    Closing; Delivery.
(a)    Closing. The purchase and sale of the Series B Shares shall take place simultaneously with the satisfaction of each of the conditions set forth in Section 6 and Section 7 (to the extent not waived in accordance therewith), at the offices of DLA Piper LLP (U.S.), 51 John F. Kennedy Parkway, Suite 120, Short Hills, New Jersey 07078, or such other time and place as is mutually agreed to by the Company and CRG (a “Closing,” and the date on which such Closing occurs hereinafter referred to as the “Closing Date”).
(b)    Transaction Documents. On or before the Closing Date, the Purchasers and the Company shall execute this Agreement, the Registration Rights Amendment and the Second Loan Amendment, and the Company shall have filed the Series B COD and the Amended and Restated Series A Certificate with the Secretary of State of the State of Delaware (this Agreement, together with the Registration Rights Amendment, the Second Loan Amendment, the Series B COD and the Amended and Restated Series A Certificate, collectively, the “Transaction Documents”).
(c)    Exchange. Immediately upon the Closing, the Exchange shall be effected.
3.    Representations and Warranties of the Company. Except as set forth on the Disclosure Schedule delivered to the Purchasers concurrently with the execution of this Agreement, the Company hereby represents and warrants to each Purchaser, as of the Closing Date, the following:
(a)    Organization and Qualification. The Company and each of its subsidiaries is a corporation or other business entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the assets, business, conditions (financial or otherwise), results of operations or future prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). Each subsidiary of the Company is identified on Schedule 3(a) attached hereto.
(b)    Authorization, Enforcement, Compliance with Other Instruments.
(i)    The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Amendment, and the Registration Rights Agreement as amended thereby, and each of the other agreements and documents that are exhibits hereto or thereto or are contemplated hereby or thereby or necessary or desirable to effect the transactions contemplated hereby or thereby and to issue the Shares in accordance with the terms hereof and thereof;
(ii)    the execution and delivery by the Company of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares, has been, or will be at the time of execution of such Transaction Document, duly authorized by the Company’s Board of Directors, and no further consent or authorization

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is, or will be at the time of execution of such Transaction Document, required by the Company, its respective Board of Directors or its stockholders;
(iii)    each of the Transaction Documents will be duly executed and delivered by the Company; and
(iv)    the Transaction Documents when executed will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.
(c)    Capitalization. The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”). All of the outstanding shares of Common Stock, the outstanding shares of the Company’s Preferred Stock, par value $0.0001 per share (the “Preferred Stock”) and all of the outstanding shares of capital stock of each of the Company’s subsidiaries have been duly authorized, validly issued and are fully paid and nonassessable. Both the pre-transaction and pro forma outstanding capitalization of the Company (immediately after giving effect to the Closing) is as set forth on Schedule 3(c).
(i)    no shares of capital stock of the Company or any of its subsidiaries are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company;
(ii)    except as set forth on Schedule 3(c)(ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries;
(iii)    there are no outstanding debt securities other than indebtedness as set forth in Schedule 3(c)(iii);
(iv)    other than pursuant to the Registration Rights Agreement, or as set forth in Schedule 3(c)(iv), there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act;
(v)    there are no outstanding registration statements, and there are no outstanding comment letters from the SEC or any other regulatory agency;
(vi)    except as provided in this Agreement or as set forth in Schedule 3(c)(vi), there are no securities or instruments containing anti-dilution or similar provisions, including the right to adjust the exercise, exchange or reset price under such securities, triggered by the issuance of the Series B Shares, the amendment of the Series A Preferred, or that will be triggered by the issuance of the Underlying Shares upon conversion of the Series B Shares, as described in this Agreement and the terms of the Series B Preferred;
(vii)    no co-sale right, right of first refusal or other similar right exists with respect to the Shares or the issuance and sale thereof. Upon request, the Company will make available to the

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Purchasers true and correct copies of the Company’s Certificate of Incorporation, as in effect as of the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as in effect as of the date hereof (the “Bylaws”), and the terms of all securities exercisable for Common Stock or Preferred Stock and the material rights of the holders thereof in respect thereto other than stock options issued to officers, directors, employees and consultants.
(d)    Issuance of Shares. The Series B Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, and are free and clear from all taxes, liens and charges with respect to the issue thereof. The Underlying Shares to be issued upon conversion of the Series B Shares have been duly authorized and reserved for issuance and, upon conversion of the Series B Shares into shares of Common Stock, will be validly issued, fully paid and nonassessable, and are free and clear from all taxes, liens and charges with respect to the issue thereof.
(e)    No Conflicts. The execution, delivery and performance of each of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation or the Bylaws (or equivalent constitutive document) of the Company or any of its subsidiaries or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any subsidiary is a party, except for those that would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a material violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or any subsidiary or by which any property or asset of the Company or any subsidiary is bound or affected. Neither the Company nor any of its subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, Bylaws or any other constitutive documents. Except for those violations or defaults that would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any subsidiary is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or any subsidiary. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except for any violation that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, neither the Company nor any of its subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Transaction Documents in accordance with the terms hereof or thereof. Except as set forth on Schedule 3(e), neither the execution and delivery by the Company of the Transaction Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby, will require any notice, consent or waiver under any contract or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of their assets is subject. The Company is unaware of any facts or circumstance, which might give rise to any of the foregoing.
(f)    Absence of Litigation. Except as set forth on Schedule 3(f), there is no action, suit, claim, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation before or by any court, public board, governmental or administrative agency, self-regulatory organization, arbitrator, regulatory authority, stock market, stock exchange or trading facility (an “Action”) now pending or, to the knowledge of the Company, threatened, against or affecting the

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Company or any of its subsidiaries. For the purpose of this Agreement, the knowledge of the Company means the knowledge of the officers of the Company (both actual or knowledge that they would have had upon reasonable investigation).
(g)    Acknowledgment Regarding Purchaser’s Purchase of the Series B Shares. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.
(h)    No General Solicitation. Neither the Company, nor any of its Affiliates, nor, to the knowledge of the Company, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Series B Shares. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser. For purposes of this Agreement, “Affiliate” means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, as such terms are used in and construed under Rule 144 under the Securities Act (“Rule 144”).
(i)    No Integrated Offering. Neither the Company, nor any of its Affiliates, nor to the knowledge of the Company, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offering of the Shares under the Securities Act or cause this offering of the Series B Shares to be integrated with prior offerings by the Company for purposes of the Securities Act.
(j)    Employee Relations. Neither Company nor any subsidiary is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. Neither Company nor any subsidiary is party to any collective bargaining agreement. The Company’s and/or its subsidiaries’ employees are not members of any union, and the Company believes that its and its subsidiaries’ relationship with their respective employees is good.
(k)    Intellectual Property Rights. Except as set forth on Schedule 3(k), the Company and each of its subsidiaries owns, possesses, or has rights to, all Intellectual Property necessary for the conduct of the Company’s and its subsidiaries’ business as now conducted, except as such failure to own, possess or have such rights would not reasonably be expected to result in a Material Adverse Effect and (ii) there are no unreleased liens or security interests which have been filed, or which the Company has received notice of, against any of the patents owned or licenses to the Company. Furthermore, (A) to the Company’s knowledge, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not result in a Material Adverse Effect; (B) there is no pending or, to the Company’s knowledge, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company and its subsidiaries, and to the Company’s knowledge, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property, and, to the Company’s knowledge, there are no facts which would form a reasonable basis for any such claim; (D) there is no pending or, to the Company’s knowledge, threatened action, suit,

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proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company nor any of its subsidiaries has received any notice of such claim and, to the Company’s knowledge, there are no other facts which would form a reasonable basis for any such claim, except for any action, suit, proceeding or claim as would not be reasonably expected to have a Material Adverse Effect; and (E) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries, except as such violation would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, (A) the Company and its subsidiaries have disclosed to the U.S. Patent and Trademark Office (USPTO) all information known to the Company to be relevant to the patentability of its inventions in accordance with 37 C.F.R. Section 1.56, and (B) neither the Company nor any of its subsidiaries made any misrepresentation or concealed any information from the USPTO in any of the patents or patent applications owned or licensed to the Company, or in connection with the prosecution thereof, in violation of 37 C.F.R. Section 1.56. Except as would not reasonably be expected to have a Material Adverse Effect and to the Company’s knowledge, (A) there are no facts that are reasonably likely to provide a basis for a finding that the Company or any of its subsidiaries does not have clear title or valid license or sublicense rights to the patents or patent applications owned or licensed to the Company or other proprietary information rights as being owned by, or licensed or sublicensed to, as the case may be, the Company or any of its subsidiaries, (B) no valid issued U.S. patent is or would be infringed by the activities of the Company or any of its subsidiaries relating to products currently or proposed to be manufactured, used or sold by the Company or any of its subsidiaries and (C) there are no facts with respect to any issued patent owned or licensed to the Company that would cause any claim of any such patent not to be valid and enforceable in accordance with applicable regulations. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology and know-how.
(l)    Environmental Laws.
(i)    The Company and each subsidiary has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, notice of violation, formal administrative proceeding, or investigation, inquiry or information request, relating to any Environmental Law involving the Company or any subsidiary, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Environmental Law” means any national, state, provincial or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned

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or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.
(ii)    To the knowledge of the Company, there is no material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any subsidiary.
(iii)    The Company and its subsidiaries (i) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses except to the extent that the failure to have such permits, licenses or other approvals would not have a Material Adverse Effect, and (ii) are in compliance, in all material respects, with all terms and conditions of any such permit, license or approval.
(m)    Authorizations; Regulatory Compliance. The Company and each of its subsidiaries holds, and is operating in compliance with, all authorizations, licenses, permits, approvals, clearances, registrations, exemptions, consents, certificates and orders of any governmental authority and supplements and amendments thereto (collectively, “Authorizations”) required for the conduct of its business and all such Authorizations are valid and in full force and effect and neither the Company nor any of its subsidiaries is in material violation of any terms of any such Authorizations, except, in each case, such as would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such Authorization, or has reason to believe that any such Authorization will not be renewed in the ordinary course, except to the extent that any such revocation, modification, or non-renewal would not be reasonably expected to have a Material Adverse Effect. The Company and each of its subsidiaries is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any unresolved FDA Form 483, notice of adverse filing, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration (“FDA”), or any other federal, state, local, or foreign governmental or regulatory authority, alleging or asserting noncompliance with the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.). The Company and each of its subsidiaries, and to the Company’s knowledge, each of their respective directors, officers, employees and agents, is and has been in material compliance with applicable health care laws, including, to the extent applicable, without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C. § 17921 et seq.), the exclusion laws (42 U.S.C. § 1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, including without limitation the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), and the regulations promulgated pursuant to such laws, and comparable state laws (collectively, “Health Care Laws”). Neither the Company nor any of its subsidiaries has received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in material violation of any Health Care Laws or

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Authorizations and has no knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding. Neither the Company nor any of its subsidiaries has received notice that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such governmental authority is considering such action. The Company and each of its subsidiaries has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments thereto as required by any Health Care Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its subsidiaries has, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated or conducted any such notice or action. Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any Governmental Authority. Neither the Company, its subsidiaries nor their officers, directors, employees, agents or contractors has been or is currently excluded from participation in the Medicare and Medicaid programs or any other state or federal health care program.
(n)    Title. Neither the Company nor any of its subsidiaries owns any real property. Except as set forth on Schedule 3(n), each of the Company and its subsidiaries has good and marketable title to all of its personal property and assets, free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Material Adverse Effect. Except as set forth on Schedule 3(n), with respect to properties and assets it leases, each of the Company and its subsidiaries is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances which would have a Material Adverse Effect.
(o)    No Material Restrictions, Breaches, etc. Neither Company nor any subsidiary is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has had, or is reasonably expected in the future to have, a Material Adverse Effect. Neither Company nor any subsidiary is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has had, or is reasonably expected to have a Material Adverse Effect.
(p)    Tax Status. The Company and each subsidiary has made and filed (taking into account any valid extensions) all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company or such subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the knowledge of the Company, there are no unpaid taxes in any material amount claimed to be due from the Company or any subsidiary by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

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(q)    Certain Transactions. Except for arm’s length transactions pursuant to which the Company or any subsidiary makes payments in the ordinary course of business upon terms no less favorable than it could obtain from third parties, none of the officers, directors, or employees of the Company or any subsidiary is a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.
(r)    Rights of First Refusal. Except as set forth on Schedule 3(c)(i) or Schedule 3(r), the Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.
(s)    Insurance. The Company has insurance policies of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company and its subsidiaries. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy.
(t)    SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 15(d) thereof (collectively, the “SEC Reports”) for the two (2) years preceding the date hereof.
(u)    Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. The pro forma financial information and the related notes, if any, included in the SEC Reports have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the regulations promulgated thereunder and fairly present in all material respects the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.
(v)    Material Changes. Since the respective date of the latest balance sheet of the Company included in the financial statements contained within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have a Material Adverse Effect with respect to the Company, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the financial statements of the Company pursuant to GAAP or to be disclosed in filings made with the SEC, (iii) the Company has not materially altered its method of accounting or the manner in which it keeps its accounting books

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and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued in the ordinary course pursuant to existing Company stock option or stock purchase plans or executive and director corporate arrangements disclosed in the SEC Reports, (vi) there has not been any change or amendment to, or any waiver of any material right under, any material contract under which the Company, or any of its assets are bound or subject, and (vii) except for the issuance of the Series B Shares contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company, its businesses, properties, operations or financial condition, as applicable, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed in the SEC Reports.
(w)    Transactions With Affiliates and Employees. None of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company, is a party to any transaction with the Company or to a transaction contemplated by the Company (other than for services as employees, officers and directors) that would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Securities Act, except as contemplated by the Transaction Documents or set forth in the SEC Reports.
(x)    Sarbanes-Oxley. The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it.
(y)    Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer.
(z)    Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its SEC Reports (including, for purposes hereof, any that are required to be disclosed in a Form 10) and is not so disclosed or that otherwise would have a Material Adverse Effect.
(aa)    Foreign Corrupt Practices. Neither the Company and its subsidiaries, nor to the Company’s knowledge, any agent or other person acting on behalf of the Company and its subsidiaries, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.
(bb)    Brokers’ Fees. Neither of the Company nor any of its subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

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(cc)    Disclosure Materials. The SEC Reports and the Disclosure Materials taken as a whole do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(dd)    Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(ee)    Reliance. The Company acknowledges that the Purchaser is relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Purchaser purchasing the Series B Shares. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Purchasers would not enter into this Agreement.
(ff)    Historical Dividends. The Company agrees that, as of the date of this Agreement, Schedule 4(s) accurately reflects the total amount of historical dividends owed to each of the Purchasers by the Company by virtue of each Purchaser’s ownership of shares of Series A Preferred and the terms of such Series A Preferred in effect prior to the filing of the Amended and Restated Series A Certificate, all of which will be paid in cash per the terms of the Series A Preferred in effect prior to the filing of the Amended and Restated Series A Certificate..
4.    Representations, Warranties and Agreements of the Purchasers. Each Purchaser represents and warrants to, and agrees with, the Company, severally and not jointly, the following:
(a)    The Purchaser has the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in the Company, and has carefully reviewed and understands the risks of, and other considerations relating to, the purchase of Series B Shares and the tax consequences of the investment.
(b)    The Purchaser is acquiring the Series B Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands and acknowledges that the Exchange and sale of the Series B Shares have not been registered under the Securities Act or any state securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Series B Shares. The Purchaser understands and acknowledges that the offering of the Series B Shares pursuant to this Agreement will not be registered at the time of their acquisition by the Purchaser, and may never be registered, under the Securities Act nor under the state securities laws on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act and any applicable state securities laws.
(c)    The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the SEC under the Securities Act.
(d)    The Purchaser represents that such entity was not formed for the specific purpose of acquiring the Series B Shares, such entity is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its

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charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Series B Shares, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound.
(e)    The Purchaser understands that the Series B Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire such securities. The Purchaser further acknowledges and understands that the Company is relying on the representations and warranties made by the Purchaser hereunder and that such representations and warranties are a material inducement to the Company to sell the Series B Shares to the Purchaser. The Purchaser further acknowledges that without such representations and warranties of the Purchaser made hereunder, the Company would not enter into this Agreement with the Purchaser.
(f)    The Purchaser understands that no public market exists for the Preferred Stock and only a limited public market exists for the Common Stock and that there can be no assurance that any public markets for the Preferred Stock or Common Stock will exist or continue to exist.
(g)    The Purchaser has received and reviewed information about the Company, including all Disclosure Materials, and has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management. The Purchaser understands that such discussions, as well as any Disclosure Materials provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. Additionally, the Purchaser understands and represents that it is purchasing the Series B Shares notwithstanding the fact that the Company may disclose in the future certain material information the Purchaser has not received, including (without limitation) financial statements of the Company for the current or prior fiscal periods, and any subsequent period financial statements that will be filed with the SEC, that it is not relying on any such information in connection with its purchase of the Series B Shares and that it waives any right of action with respect to the nondisclosure to it prior to its purchase of the Series B Shares of any such information. The Purchaser

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has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Series B Shares.
(h)    The Purchaser acknowledges that the Company or is not acting as a financial advisor or fiduciary of the Purchaser (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and no investment advice has been given by the Company or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby. The Purchaser further represents to the Company that the Purchaser’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Purchaser and its representatives.
(i)    As of the Closing, all actions on the part of Purchaser, and its officers, directors and partners, if applicable, necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Amendment and the performance of all obligations of the Purchaser hereunder and thereunder shall have been taken, and this Agreement and the Registration Rights Amendment, assuming due execution by the parties hereto and thereto, constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.
(j)    Purchaser represents that neither it nor, to its knowledge, any person or entity controlling, controlled by or under common control with it, nor any person having a beneficial interest in it, nor any person on whose behalf the Purchaser is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (i) through (v), each a “Prohibited Purchaser”). The Purchaser agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. The Purchaser consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its Affiliates and agents of such information about the Purchaser as the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. If the Purchaser is a financial institution that is subject to the USA Patriot Act, the Purchaser represents that it has met all of its obligations under the USA Patriot Act. The Purchaser acknowledges that if, following its investment in the Company, the Company reasonably believes that the Purchaser is a Prohibited Purchaser or is otherwise engaged in suspicious activity or refuses to promptly provide information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Purchaser to transfer the Series B Shares. The Purchaser further acknowledges that the Purchaser will have no claim against the Company or any of its Affiliates or agents for any form of damages as a result of any of the foregoing actions.
(k)    The Purchaser or its duly authorized representative realizes that because of the inherently speculative nature of businesses of the kind conducted and contemplated by the

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Company, the Company’s financial results may be expected to fluctuate from month to month and from period to period and will, generally, involve a high degree of financial and market risk that could result in substantial or, at times, even total losses for investors in securities of the Company.
(l)    The Purchaser has adequate means of providing for its current and anticipated financial needs and contingencies, is able to bear the economic risk for an indefinite period of time and has no need for liquidity of the investment in the Series B Shares and could afford complete loss of such investment.
(m)    The Purchaser is not subscribing for Series B Shares as a result of or subsequent to any advertisement, article, notice or other communication, published in any newspaper, magazine or similar media or broadcast over television, radio, or the internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Purchaser in connection with investments in securities generally.
(n)    The Purchaser acknowledges that no U.S. federal or state agency or any other government or governmental agency has passed upon the Series B Shares or made any finding or determination as to the fairness, suitability or wisdom of any investments therein.
(o)    Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any individual or entity acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other individual or entity representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Series B Shares covered by this Agreement. Other than to other individuals or entities party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future. For purposes of this Agreement, “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).
(p)    The Purchaser agrees to be bound by all of the terms and conditions of the Registration Rights Agreement, as amended by the Registration Rights Amendment, and to perform all obligations thereby imposed upon it.
(q)    The Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Series B Shares and other activities with respect to the Series B Shares by the Purchasers.
(r)    All of the information that the Purchaser has heretofore furnished or that is set forth herein is true, correct and complete as of the date of this Agreement, and, if there should be any

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material change in such information prior to the admission of the undersigned to the Company, the Purchaser will promptly furnish revised or corrected information to the Company.
(s)    The Purchaser agrees that, as of the date of this Agreement, Schedule 4(s) accurately reflects the total amount of historical dividends owed to such Purchaser by the Company by virtue of such Purchaser’s ownership of shares of Series A Preferred and the terms of such Series A Preferred in effect prior to the filing of the Amended and Restated Series A Certificate, all of which will be paid in cash per the terms of the Series A Preferred in effect prior to the filing of the Amended and Restated Series A Certificate.
5.    Transfer Restrictions. The Purchaser acknowledges and agrees as follows:
(a)    The Shares have not been registered for sale under the Securities Act, in reliance on the private offering exemption in Section 4(a)(2) thereof; other than as expressly provided in the Registration Rights Agreement as amended by the Registration Rights Amendment, the Company does not currently intend to register the Shares under the Securities Act at any time in the future; and the undersigned will not immediately be entitled to the benefits of Rule 144 with respect to the Shares.
(b)    The Purchaser understands that there are substantial restrictions on the transferability of the Shares that the certificates representing the Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS..
In addition, if any Purchaser is an Affiliate of the Company, certificates evidencing the Series B Shares issued to such Purchaser shall bear a customary “Affiliates” legend.
The legends set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Shares upon which it is stamped, if (a) such Shares are sold pursuant to a registration statement under the Securities Act, or (b) such holder delivers to the Company an opinion of counsel, reasonably acceptable to the Company, that a disposition of the Shares is being made pursuant to an exemption from such registration and that the Shares, after such transfer, shall no longer be “restricted securities” within the meaning of Rule 144.
6.    Conditions to Company’s Obligations at Closing. The Company’s obligation to complete the sale and issuance of the Series B Shares and deliver the Series B Shares to each Purchaser, individually shall be subject to the following conditions to the extent not waived by the Company:

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(a)    Representations and Warranties. The representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.
(b)    Performance. Each Purchaser shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to such Closing Date.
(c)    Receipt of Executed Documents. Each Purchaser shall have executed and delivered to the Company each of the Transaction Documents.
7.    Conditions to Purchasers’ Obligations at Closing. Each Purchaser’s obligation to accept delivery of the Series B Shares and to effect the Exchange shall be subject to the following conditions to the extent not waived by CRG:
(a)    Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified) as of, and as if made on, the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date.
(b)    Performance. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to such Closing Date.
(c)    Receipt of Executed Transaction Documents. (i) The Company shall have executed and delivered to the Purchasers each of the Transaction Documents, and (ii) each of CRG and WCAS shall have executed and delivered to the Company each of the Transaction Documents.
(d)    Certificate. The Chief Executive Officer of the Company shall execute and deliver to the Purchasers to the effect that the representations and warranties of the Company in Section 3 hereof are true and correct (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified) as of, and as if made on, the date of this Agreement and as of the Closing Date and that the Company has satisfied in all material respects all of the conditions set forth in this Section 7.
(e)    Good Standing. The Company and each of its subsidiaries is a corporation or other business entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation.
(f)    Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

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(g)    No Suspension. No suspension of trading shall have been imposed by The Nasdaq Capital Market, the SEC or any other governmental regulatory body with respect to public trading in the Common Stock.
(h)    Certificate of Designation; Certificate of Amendment. The Company shall have filed the Series B COD and the Amended and Restated Series A Certificate with the State of Delaware.
8.    Indemnification.
(a)    The Company agrees to indemnify and hold harmless each Purchaser, and its directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person, from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of the Company’s actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Company of any covenant or agreement made by the Company, contained herein or in any other any other Disclosure Materials; provided, however, that the Company will not be liable in any such case to the extent and only to the extent that any such loss, liability, claim, damage, cost, fee or expense arises out of or is based upon the inaccuracy of any representations made by such indemnified party in this Agreement.
(b)    Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and its directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such indemnified person (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person, from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened, and including in settlement of any litigation, but only if such settlement is effected with the written consent of Purchaser) insofar as such losses, liabilities, claims, damages, costs, fees and expenses are primarily based upon or primarily arise out of the Purchaser’s actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or material breach by the Purchaser of any covenant or agreement made by the Purchaser, contained herein or in any other document delivered by the Purchaser in connection with this Agreement.
(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any Action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such Action is brought against any indemnified party, and it notifies the indemnifying party of the

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commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such Action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties and the indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such Action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such Action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any reasonable legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in such circumstance), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the Action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such Action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such Action, or (ii) be liable for any settlement of any such Action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such Action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
9.    Binding Effect. The Purchaser hereby acknowledges and agrees that this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
10.    Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates (as such term is defined under the Exchange Act) with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
11.    No Third-Party Beneficiaries. This Agreement is intended only for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

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12.    Amendments and Waivers. Except as set forth in in Section 6 and Section 7, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and each of the Purchasers. Any amendment or waiver effected in accordance with this Section 12 shall be binding upon each Purchaser and each transferee of the Series B Shares, each future holder of all such securities, and the Company.
13.    Notices. Any notice, consents, waivers or other communication required or permitted to be given hereunder shall be in writing and will be deemed to have been delivered: (i) upon receipt, when personally delivered; (ii) upon receipt when sent by certified mail, return receipt requested, postage prepaid; (iii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iv) when sent, if by e-mail, (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); or (v) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. For purposes of this Agreement, “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business. The addresses, facsimile numbers and email addresses for such communications shall be:
(a)    if to the Company, at
Valeritas Holdings, Inc.
750 Route 202 South, Suite 600
Bridgewater, NJ 08807
Attention: Chief Executive Officer
Facsimile: 908-927-9927
E-mail: JTimberlake@valeritas.com
with a copy to (which shall not constitute notice):
DLA Piper LLP (US)
51 John F. Kennedy Parkway, Suite 120
Short Hills, NJ 07078-2704
Attention: Emilio Ragosa
Facsimile: (973) 215-2804
Email: emilio.ragosa@us.dlapiper.com
or
(b)    if to CRG, at
CRG
1000 Main Street, Suite 2500
Houston, TX 77002
Attention: General Counsel
Facsimile: 713-209-7351
Email: adorenbaum@crglp.com
with a copy to (which shall not constitute notice):

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Cooley LLP
101 California Street
San Francisco, CA 94111-5800
Attention: [Mischi] a’Marca
Facsimile: (415) 693-2222
Email: gmamarca@cooley.com
or
(c)    if to WCAS, at
Welsh, Carson, Anderson & Stowe
320 Park Avenue, 25th Floor
New York, NY 10022
Attn: Sean Traynor
Fax 1-212-735-0845
Email: straynor@wcas.com
(or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.
14.    Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser, and the transfer or assignment of the Series B Shares shall be made only in accordance with all applicable laws.
15.    Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles thereof relating to the conflict of laws.
16.    Arbitration. The parties agree to submit all controversies to arbitration in accordance with the provisions set forth below and understand that:
(a)    Arbitration shall be final and binding on the parties.
(b)    The parties are waiving their right to seek remedies in court, including the right to a jury trial.
(c)    Pre-arbitration discovery is generally more limited and different from court proceedings.
(d)    The arbitrator’s award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited.
(e)    The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.
(f)    All controversies which may arise between the parties concerning this Agreement shall be determined by arbitration pursuant to the rules then pertaining to the Financial Industry Regulatory Authority in New York City, New York. Judgment on any award of any such arbitration

20.

may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction of the person or persons against whom such award is rendered. Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Agreement. The parties agree that the determination of the arbitrators shall be binding and conclusive upon them. The prevailing party, as determined by such arbitrators, in a legal proceeding shall be entitled to collect any costs, disbursements and reasonable attorney’s fees from the other party. Prior to filing an arbitration, the parties hereby agree that they will attempt to resolve their differences first by submitting the matter for resolution to a mediator, acceptable to all parties, and whose expenses will be borne equally by all parties. The mediation will be held in the County of New York, State of New York, on an expedited basis. If the parties cannot successfully resolve their differences through mediation within sixty (60) days from the receipt of the written notice of a matter from the notifying party, the matter will be resolved by arbitration. The arbitration shall take place in the County of New York, State of New York, on an expedited basis.
17.    Form D; Blue Sky Qualification. The Company agrees to timely file a Form D with respect to the Securities and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at such Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.
18.    Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.
19.    Securities Laws Disclosure; Publicity. The Company shall not publicly disclose the name of any Purchaser or an Affiliate of any Purchaser, or include the name of any Purchaser or an Affiliate of any Purchaser in any press release or filing with the SEC (other than the Registration Statement) or any regulatory agency or principal trading market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents with the SEC or (ii) to the extent such disclosure is required by law, request of the staff of the SEC or of any regulatory agency or principal trading market regulations, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under this sub-clause (ii) from and after the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company or any of its respective officers, directors, employees or agents, that is not disclosed in the Press Release unless a Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 19, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with such transactions (including the existence and terms of such transactions).
20.    Non-Public Information. Except for information (including the terms of this Agreement and the transactions contemplated hereby) that will be disclosed in any filing with the SEC within four (4) Business Days of the Closing, the Company shall not and shall cause each of its officers, directors, employees and agents, not to, provide any Purchaser with any material, non-public information regarding the Company without the express written consent of such Purchaser.
21.    Miscellaneous.

21.

(a)    This Agreement, together with the Registration Rights Agreement and any confidentiality agreement between the Purchaser and the Company, constitute the entire agreement between the Purchaser and the Company with respect to the Exchange and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.
(b)    The representations and warranties of the Company and the Purchasers made in this Agreement shall survive the execution and delivery hereof and delivery of the Series B Shares.
(c)    If the Series B Shares are certificated and any certificate or instrument evidencing any Series B Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Company’s transfer agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Company’s transfer agent for any losses in connection therewith or, if required by the transfer agent, a bond in such form and amount as is required by the transfer agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Series B Shares. If a replacement certificate or instrument evidencing any Series B Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.
(d)    Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.
(e)    This Agreement may be executed in one or more original or facsimile or by an e-mail which contains a portable document format (.pdf) file of an executed signature page counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument and which shall be enforceable against the parties actually executing such counterparts. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in .pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or by e-mail of a document in pdf format shall be deemed to be their original signatures for all purposes.
(f)    Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.
(g)    Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.
(h)    Each Purchaser hereby agrees to furnish the Company such other information as the Company may request prior to the Closing with respect to its purchase of Shares hereunder.

22.

22.    Public Disclosure. No Purchaser nor any officer, manager, director, member, partner, stockholder, employee, Affiliate, affiliated person or entity of a Purchaser shall make or issue any press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated herein and will not make or issue any press releases or otherwise make any public statements of any nature whatsoever with respect to the Company without the Company’s express prior approval. The Company has the right to withhold such approval in its sole discretion.
[SIGNATURE PAGE TO FOLLOW]

23.

IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent there unto duly authorized, this Agreement as of the date first above written.
COMPANY:
VALERITAS HOLDINGS, INC.

By    /s/ John Timberlake
Name:    John Timberlake
Title:    Chief Executive Officer

[SIGNATURE PAGE TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent there unto duly authorized, this Agreement as of the date first above written.
CRG:
CAPITAL ROYALTY PARTNERS II L.P.
By CAPITAL ROYALTY PARTNERS II GP L.P.,
its General Partner
By CAPITAL ROYALTY PARTNERS II GP LLC,
its General Partner
By    /s/ Nathan Hukill
Name:    Nathan Hukill
Title:    Authorized Signatory

PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II L.P.
By PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP L.P., its General Partner
By PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP LLC, its General Partner
By    /s/ Nathan Hukill
Name:    Nathan Hukill
Title:    Authorized Signatory

CAPITAL ROYALTY PARTNERS II–PARALLEL FUND “A” L.P.
By CAPITAL ROYALTY PARTNERS II–PARALLEL FUND “A” GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II–PARALLEL FUND “A” GP LLC, its General Partner
By    /s/ Nathan Hukill
Name:    Nathan Hukill
Title:    Authorized Signatory

[SIGNATURE PAGE TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent there unto duly authorized, this Agreement as of the date first above written.
CAPITAL ROYALTY PARTNERS II (CAYMAN) L.P.
By CAPITAL ROYALTY PARTNERS II (CAYMAN) GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II (CAYMAN) GP LLC, its General Partner
By    /s/ Nathan Hukill
Name:    Nathan Hukill
Title:    Authorized Signatory

CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “B” (CAYMAN) L.P.
By CAPITAL ROYALTY PARTNERS II (CAYMAN) GP L.P., its General Partner
By CAPITAL ROYALTY PARTNERS II (CAYMAN) GP LLC, its General Partner
By    /s/ Nathan Hukill
Name:    Nathan Hukill
Title:    Authorized Signatory

[SIGNATURE PAGE TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent there unto duly authorized, this Agreement as of the date first above written.
WCAS:
WCAS CAPITAL PARTNERS IV, L.P.
By: WCAS CP IV Associates LLC, its General Partner
By    /s/ Sean Traynor
Name:    Sean Traynor
Title:    General Partner

[SIGNATURE PAGE TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT]

Schedule A

Schedule A-1

SCHEDULE 3(C)

Schedule 3(C)

SCHEDULE 4(S)

Schedule 4(S)

EXHIBIT A
SERIES B PREFERRED STOCK – CERTIFICATE OF DESIGNATIONS

Exhibit A-1

EXHIBIT B
SERIES A PREFERRED STOCK – AMENDED AND RESTATED CERTIFICATE
Exhibit A

Exhibit B-1

EXHIBIT C
FORM OF REGISTRATION RIGHTS AMENDMENT

Exhibit C-1

EXHIBIT D
AMENDMENT NO.2 TO SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT